                                                                  EXHIBIT 23.7



                                     CONSENT


         Pursuant to Rule 438 under the Securities Act of 1933, as amended, the undersigned hereby consents to being named in Amendment No. 3 to the Registration Statement on Form S-1 of Commodore Separation Technologies, Inc. (the "Company") as a person about to become a director of the Company.


Dated:  January 22, 1997



                                    /s/ Kenneth L. Adelman Ph.D.
                                    -----------------------------------
                                    Kenneth L. Adelman, Ph.D.